UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

________________________

Date of Report (Date of earliest event reported): APRIL 7, 2006

ZEVEX INTERNATIONAL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12965	87-0462807
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4314 ZEVEX Park Lane, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

(801) 264-1001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 23, 2006, ZEVEX International, Inc., ( the “Company”) filed a complaint in the United States District Court, alleging the infringement of certain patents by a medical device manufacturer. The complaint alleged that the manufacturer made, sold and offered for sale infusion pumps that utilized ZEVEX patented technology. On April 7, 2006, the parties entered into a Settlement Agreement under which the Company will grant a non-exclusive royalty-free license to the manufacturer to use certain patents in the intravenous infusion pump market and dismiss the lawsuit within seven days of settlement. The Settlement Agreement also provides that the manufacturer will pay to the Company the sum of One Million Dollars ($1,000,000) which has since been received by the Company, provide a covenant not to sue under certain claims of patents held by the manufacturer, and provide appropriate patent markings on manufactured product.

The foregoing is a summary description of terms of the Settlement Agreement and is qualified entirely by the text of the Settlement Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

None

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: April 13, 2006	ZEVEX International, Inc.

	By:	/s/ Phillip L. McStotts
Phillip L. McStotts
Chief Financial Officer

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